NY12532: 194680.3




                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          COMMONWEALTH INDUSTRIES, INC.


                  Commonwealth Industries, Inc., a Delaware

corporation, hereby certifies as follows:

                  FIRST. The name of the corporation is Commonwealth Industries, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was December 10, 1984 and the name under which it was originally incorporated was Comalco (U.S.)
Holding, Inc.

                  SECOND. This restated certificate of incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of the certificate of incorporation of the corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this restated certificate.

                  THIRD. The text of the certificate of incorporation is hereby restated to read in its entirety as follows:

                                    ARTICLE I

                                      Name

                  The name of the corporation is Commonwealth Industries, Inc.

                                   ARTICLE II

                       Registered Office; Registered Agent

                  The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


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                                   ARTICLE III

                                     Purpose

                  The purpose of the  corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                     Shares

                  The total number of shares of all classes of stock which the corporation shall have authority to issue is 51,000,000, of which 50,000,000 shares of the par value of $.01 per share shall be designated as Common Stock and 1,000,000 shares of the par value of $.01 per share shall be designated as Preferred Stock.

                  Shares of Preferred Stock may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

                  (a) the distinctive serial designation of such series which shall distinguish it from other series;

                  (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

                  (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                  (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                  (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                  (i) the voting rights, if any, of the holders of the shares of such series.

                                    ARTICLE V

                                     By-Laws

                  The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

                                   ARTICLE VI

                                    Directors

                  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

                  The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation. The directors of the corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors to expire at the annual meeting of stockholders in 1996, the initial term of office of the second class of such directors to expire at the first annual meeting of stockholders thereafter and the initial term of office of the third class of such directors to expire at the second annual meeting of stockholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director. No director may be removed except for cause. This Article VI may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                  In the event that the holders of any class or series of stock of the corporation shall be entitled, voting separately as a class, to elect any directors of the corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to the by-laws and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of the remaining directors.

                                   ARTICLE VII

                      Stockholder Action by Written Consent

                  Any action required or permitted to be taken by the holders of Common Stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of Common Stock entitled to vote on such action.

                                  ARTICLE VIII

                      Limitation of Liability of Directors

                  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                  IN WITNESS WHEREOF, Commonwealth Industries, Inc. has caused this certificate to be signed by Mark V. Kaminski, its President, on the 17th day of April, 1997.



                                                       /s/ MARK V. KAMINSKI
                                                          Mark V. Kaminski